SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Granite Construction Incorporated

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GRANITE CONSTRUCTION INCORPORATED

585 West Beach Street
Watsonville, California 95076

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 19, 2003

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GRANITE CONSTRUCTION INCORPORATED, a Delaware corporation, will be held on May 19, 2003 at 10:30 a.m. local time, at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California for the following purposes:

1.	To elect four directors for the ensuing three-year term;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2003; and

3.	To transact such other business as may properly come before the meeting.

      Stockholders of record at the close of business on March 28, 2003 are entitled to notice of, and to vote at, this meeting and any continuations or adjournments thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California 93955.

      Whether or not you plan to attend the meeting, we urge you to sign, date and return the enclosed proxy card in the enclosed postage-paid envelope so that as many shares as possible may be represented at the meeting.

      The vote of every stockholder is important, and your cooperation in promptly returning your executed proxy card will be appreciated. Each proxy card is revocable and will not affect your right to vote in person in the event that you decide to attend the meeting.

By Order of the Board of Directors,

Michael Futch
Vice President, General Counsel and Secretary

Watsonville, California

April 18, 2003

SOLICITATION OF PROXIES
VOTING RIGHTS
ELECTION OF DIRECTORS
COMMITTEES OF THE BOARD
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND EQUITY COMPENSATION PLAN INFORMATION
Equity Compensation Plan Information
EXECUTIVE COMPENSATION AND OTHER MATTERS
EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT/COMPLIANCE COMMITTEE
RATIFICATION OF INDEPENDENT ACCOUNTANTS
STOCKHOLDER PROPOSALS TO BE PRESENTED AT 2004 ANNUAL MEETING
INCORPORATION BY REFERENCE
TRANSACTION OF OTHER BUSINESS

GRANITE CONSTRUCTION INCORPORATED

585 West Beach Street
Watsonville, California 95076

PROXY STATEMENT

2003 ANNUAL MEETING OF STOCKHOLDERS

      This Proxy Statement is furnished in connection with the solicitation by the management of GRANITE CONSTRUCTION INCORPORATED, a Delaware corporation, of proxies for use at the Annual Meeting of Stockholders to be held on May 19, 2003, or any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy card are first being sent to stockholders on approximately April 18, 2003.

SOLICITATION OF PROXIES

      The cost of the solicitation of proxies will be borne by Granite. In addition to soliciting stockholders by mail through our employees, we will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who hold our stock registered in the name of such persons and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies personally or by telephone, without additional compensation.

VOTING RIGHTS

      All shares represented by valid proxy cards received prior to the meeting will be voted and, where a stockholder specifies by means of the proxy card a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If no instructions are given on an executed proxy card, the shares will be voted in favor of the proposals described and, in the discretion of the proxies with respect to any other proposal that may properly come before the Annual Meeting, including a motion to adjourn the Annual Meeting to another time or place (including for the purpose of soliciting additional proxies). A stockholder who signs and returns a proxy card in proper form will have the power to revoke it at any time before it is voted. A proxy may be revoked by filing with our Secretary a written revocation or a duly executed proxy card bearing a later date, or by appearing at the meeting and voting in person. Our Bylaws provide that a majority of the shares entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

      The voting securities entitled to vote at the meeting consist of shares of our common stock. Only stockholders of record at the close of business on March 28, 2003 are entitled to notice of, and to vote at, the Annual Meeting. On March 28, 2003, there were 41,544,294 shares of common stock issued and outstanding. Each stockholder shall have one vote for every share of common stock registered in his or her name on the record date for the meeting.

      Pursuant to our Bylaws and policies, in advance of the Annual Meeting of Stockholders, management will appoint an independent Inspector of Elections to supervise the voting of shares at the Annual Meeting. The Inspector will decide all questions respecting the qualification of voters, the validity of proxy cards and the acceptance or rejection of votes. The Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of his or her ability.

      The election of directors shall be determined by a plurality of votes cast, and except as otherwise provided by law or our Certificate of Incorporation or Bylaws, all other matters shall be determined by a majority of the votes cast affirmatively or negatively. Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers have the authority to vote on many “routine” proposals when they have not received voting instructions from beneficial owners.

ELECTION OF DIRECTORS

      Our Board of Directors currently consists of ten directors. Directors are elected for three-year terms and are divided into three classes, with one class elected at each annual meeting of stockholders.

      Four directors are to be elected for the ensuing three-year term and until their successors are elected and qualified. The nominees are Richard M. Brooks, Linda Griego, Raymond E. Miles and David H. Kelsey. Mr. Brooks was appointed to the Board in 1990 and his appointment was ratified at the 1991 Annual Meeting of Stockholders. Ms. Griego was appointed to the Board in 1999 and her appointment was ratified at the 2000 Annual Meeting of Stockholders. Mr. Miles was first elected at the 1988 Annual Meeting of Stockholders, and Mr. Kelsey was elected by the Board at the January 31, 2003 Board of Directors’ meeting.

      Richard M. Brooks was elected to his present term of office at the 2000 Annual Meeting. Pursuant to Granite’s retirement policy, Mr. Brooks’ service on the Board would normally conclude at the end of his current term at this year’s Annual Meeting. However, upon recommendation of the Nominating and Corporate Governance Committee, the Board, at its January 31, 2003 meeting, approved an amendment to its retirement policy that will allow Mr. Brooks to stand for election for an additional term. Currently, Mr. Brooks serves as Chairman of the Audit/ Compliance Committee and as the committee’s financial expert. The Board wishes to take advantage of Mr. Brooks’ extensive experience in order to provide continuity of financial expertise and leadership on the Board while Mr. Kelsey transitions into the role of Audit/ Compliance Committee member and financial expert. The Board expects this transition to be completed after one year, and the Board expects to accept Mr. Brooks’ resignation from the Board not later than May 2004.

The Board of Directors recommends a vote “FOR” each of the nominees named above.

      If elected, each nominee will hold office until his term expires or until his successor is elected and qualified unless he resigns or his office becomes vacant by death, removal, or other cause in accordance with our Bylaws.

      It is intended that votes pursuant to the proxy cards will be cast for the named nominees. The persons named in the accompanying form of proxy card will vote the shares represented thereby for the nominees. Management knows of no reason why any of these nominees should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxy cards will be voted for the election of such other person(s) for the office of director as the Board may recommend in the place of such nominee(s).

      If a quorum is present and voting, the four nominees receiving the highest number of votes will be elected for the ensuing three-year term. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority or otherwise, i.e., broker non-votes, will be counted as present in determining if a quorum is present, but will have no effect on the vote for directors.

      Certain information with respect to the age and background of the nominees and the other current directors is set forth below:

Director	Position	Age	Director Since

Nominees
Richard M. Brooks	Director	75	Director since 1990; term ends 2003.
Linda Griego	Director	55	Director since 1999; term ends 2003.
Raymond E. Miles	Director	70	Director since 1988; term ends 2003.
David H. Kelsey	Director	52	Director since 2003; term ends 2003.

Continuing Directors
Brian C. Kelly	Director	71	Director since 1995; term ends 2004.
Rebecca A. McDonald	Director	50	Director since 1994; term ends 2004.
George B. Searle	Director	70	Director since 1998; term ends 2004.
David H. Watts	Chairman of the Board, Chief Executive Officer, and Director	64	Director since 1988; term ends 2005.
Joseph J. Barclay	Director	70	Director since 1988; term ends 2005.
J. Fernando Niebla	Director	63	Director since 1999; term ends 2005.

      Granite Construction Incorporated was incorporated in Delaware in January 1990 as the holding company for Granite Construction Company, which was incorporated in California in 1922. All dates in this Proxy Statement referring to service with Granite include periods of service with Granite Construction Company.

Nominees

      Mr. Brooks has been self-employed as a financial consultant since 1990. He is a director of BEI Technologies, Inc. and Western Farm Credit Bank, a member of the Federal Farm Credit System. Mr. Brooks holds a B.S. degree in Applied Economics from Yale University and an M.B.A. degree from the University of California, Berkeley.

      Ms. Griego is President and Chief Executive Officer of Griego Enterprises, Inc. and is Managing General Partner of Engine Co. No. 28, a restaurant that she founded in 1988. From July 1999 until January 2000, Ms. Griego served as interim President and Chief Executive Officer of the Los Angeles Community Development Bank, a $430 million federally funded community bank. From 1994 until 1997, she served as President and Chief Executive Officer of Rebuild LA, Inc., an economic development corporation. Ms. Griego serves on the Board of Directors of Blockbuster, Inc. and Southwest Water Company. She also serves as a Los Angeles branch director of the Federal Reserve Bank of San Francisco. She holds a B.A. degree in History from the University of California, Los Angeles.

      Dr. Miles is Professor Emeritus at, and a former Dean of, the Walter A. Haas School of Business at the University of California, Berkeley. He has been a member of the faculty since 1963. Dr. Miles is a director of the Union Bank of California. He holds B.A. and M.B.A. degrees from the University of North Texas and a Ph.D. in Organizational Behavior and Industrial Relations from Stanford University.

      Mr. Kelsey is currently Vice President and Chief Financial Officer of Sealed Air Corporation, an S&P 500 manufacturer of specialty packaging for food and other protective applications. From 1998 to 2001, he served as Vice President and Chief Financial Officer of Oglebay Norton Company, a Russell 3000 company in the industrial mineral and aggregates industry, and from 1994 through 1998, Mr. Kelsey served as Executive Vice President and Chief Financial Officer of Host Communications, Inc., a sports marketing and media syndication company. Mr. Kelsey holds a B.S.E. degree in Civil and Geological Engineering from Princeton University and an M.B.A. degree from Harvard University Graduate School of Business.

Continuing Directors

      Mr. Kelly has been self-employed as a construction consultant since 1984 and has over 45 years of construction experience. He is currently utilizing his business and construction expertise as a volunteer with

The Diocese of Monterey and other community organizations. Mr. Kelly holds a B.S. degree in Civil Engineering from Iowa State University and an M.B.A. degree from Stanford University.

      Ms. McDonald is currently the President of the Houston Museum of Natural Science, a position she assumed on October 1, 2001. Prior to joining the museum, she was the Chairman and Chief Executive Officer of Enron Global Assets. Ms. McDonald had joined Enron in February 1999 after a seven-year tenure at Amoco, serving as the President and Chief Executive Officer for Amoco Energy Development Company and Managing Director of Amoco Energy Group North America. She currently serves as a director of Eagle Global Logistics and Trammell Crow Corporation. Ms. McDonald holds a B.S. degree in Education from Stephen F. Austin State University.

      Mr. Searle has served as President of Searle Associates, Inc., consultants to the construction industry since May 1996. He was formerly President of IA Construction Co. of Concordville, Pennsylvania, a leading construction company in the Northeast. Mr. Searle serves as a director of Barriere Construction Co., L.L.C. and Elwyn Inc. He holds a B.A. degree in Mathematics from Harvard University.

      Mr. Watts has served as our Chief Executive Officer since 1987. He also served as our President from 1987 to January 31, 2003. On May 24, 1999 he was elected to also serve as Chairman of the Board. Mr. Watts was formerly President and Chief Executive Officer and a director of Ford, Bacon & Davis, Inc., an industrial engineering and construction firm. Mr. Watts currently serves as a director of TIC Holdings, Inc., the California Chamber of Commerce, of which he is a past Chair, the Monterey County Symphony, the Monterey Bay Area Council of the Boy Scouts of America, the Community Hospital of Monterey Peninsula, the California Business Roundtable, and the President’s Council, California State University, Monterey Bay. He holds a B.A. degree in Economics from Cornell University.

      Mr. Barclay formerly held positions as Chairman, President, and Chief Executive Officer and was a director of Cascade Corporation, a manufacturer of materials handling equipment, between 1972 and 1998. He is currently a director of Columbia Machine, Inc. and Precision Hydraulic Cylinders. Mr. Barclay holds a B.S. degree in Industrial Engineering from Illinois Institute of Technology.

      Mr. Niebla has served as President of International Technology Partners L.L.C., an information technology services company based in Orange County, California since August 1998, and was President of Infotec Commercial Systems from January 1996 through June 1998. Mr. Niebla is a director of Union Bank of California and Pacific Life Corp. He holds a B.S. degree in Electrical Engineering from the University of Arizona and an M.S. QBA from the University of Southern California.

COMMITTEES OF THE BOARD

      The standing committees of the Board of Directors are the Audit/ Compliance Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Strategic Planning Committee, and the Executive Committee.

Audit/ Compliance Committee

Richard M. Brooks, Chairman
Joseph J. Barclay
Rebecca A. McDonald
George B. Searle

      For a description of the functions and activities of the Audit/ Compliance Committee, see “Report of the Audit/ Compliance Committee.” The Audit/ Compliance Committee consists entirely of non-employee directors who meet the independence requirements of applicable law and the listing standards of the New York Stock Exchange. The Board has adopted a written charter for the Audit/ Compliance Committee, which is attached hereto as Appendix A. The Audit/ Compliance Committee held five meetings in 2002.

Compensation Committee

Joseph J. Barclay, Chairman
Richard M. Brooks
Brian C. Kelly
George B. Searle

      The Compensation Committee reviews and recommends compensation for our directors, corporate officers and key employees. In addition, the Compensation Committee administers the 1999 Equity Incentive Plan with respect to persons subject to Section 16 of the Securities Exchange Act of 1934. The Compensation Committee consists entirely of non-employee directors who meet the independence requirements of applicable law and the listing standards of the New York Stock Exchange. The Board has adopted a written charter for the Compensation Committee, which is attached hereto as Appendix B. For additional information concerning the Compensation Committee, see “Report of the Compensation Committee.” The Compensation Committee held three meetings in 2002.

Nominating and Corporate Governance Committee

Raymond E. Miles, Chairman
Linda Griego
Brian C. Kelly
J. Fernando Niebla

      The Nominating and Corporate Governance Committee recommends and nominates persons to serve on the Board of Directors. The Committee will consider nominees to the Board recommended by stockholders as long as the stockholder gives timely notice in writing of his or her intent to nominate a director. To be timely, a stockholder nomination for a director to be elected at the 2004 Annual Meeting must be received at Granite’s principal office on or before December 17, 2003. The Committee also develops and recommends to the Board corporate governance principles and practices and is responsible for leading an annual review of the Board’s performance. The Nominating and Corporate Governance Committee consists entirely of non-employee directors who meet the independence requirements of applicable law and the listing standards of the New York Stock Exchange. The Board has adopted a written charter of the Nominating and Corporate Governance Committee and Corporate Governance Guidelines and Policies, which are attached hereto as Appendix C and Appendix D, respectively. The Nominating and Corporate Governance Committee held two meetings in 2002.

Strategic Planning Committee

Linda Griego
Brian C. Kelly
Rebecca A. McDonald
Raymond E. Miles
J. Fernando Niebla
George B. Searle
David H. Watts

      The function of the Strategic Planning Committee is to develop, in conjunction with management, our Strategic Plan and to provide overall strategic planning direction. The Strategic Planning Committee held no meetings in 2002.

Executive Committee

David H. Watts, Chairman
Joseph J. Barclay
Brian C. Kelly

      The Executive Committee’s responsibility is to exercise all powers and authority of the Board of Directors in the management of Granite’s business affairs within limits specified by the Board. The Committee reviews and approves specific decisions as established by the current “Limits of Authority” schedule. It may exercise the power and authority of the Board of Directors to declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Members of the Executive Committee do not receive any meeting fees or other compensation for their service on the Committee.

      During 2002, the Board of Directors held six meetings. All directors attended at least 75% of the total number of meetings of the Board or any committee on which they served.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND EQUITY COMPENSATION PLAN INFORMATION

      The following table contains information as of March 10, 2003 regarding the ownership of our common stock by: (i) all persons known to us to be the beneficial owners of 5% or more of our outstanding common stock, (ii) each of our directors and director nominees, (iii) our Chief Executive Officer and our four other most highly compensated executive officers, and (iv) all executive officers and directors of Granite as a group:

	Amount and Nature		Percent of
	of Beneficial		Common Stock
Name	Ownership(1)		Outstanding(2)

Emben & Co. (ESOP Trust)	8,768,511		21.23%
c/o BNY Western Trust Company One Wall Street New York, NY 10286
Wellington Management Company, LLP(3)	3,812,700		9.23%
75 State Street, 19th Floor Boston, MA 02109
Vanguard/ PRIMECAP Fund Inc.(4)	3,150,000		7.63%
P.O. Box 2600 #V34 Valley Forge, PA 19482
David H. Watts(5)	104,131		*
Joseph J. Barclay(6)	19,901	**	*
Richard M. Brooks(7)	19,320	**	*
Linda Griego(8)	1,495	**	*
Brian C. Kelly(9)	17,333	**	*
David H. Kelsey	0	**
Rebecca A. McDonald(10)	6,978	**	*
Raymond E. Miles(11)	7,580	**	*
J. Fernando Niebla(12)	5,735	**	*
George B. Searle(13)	16,692	**	*
William G. Dorey(14)	313,084		*
Mark E. Boitano(15)	245,489		*
Patrick M. Costanzo(16)	212,201		*
William E. Barton(17)	127,643		*
All Executive Officers and Directors as a Group (14 Persons)(5-19)	1,097,582	**	2.66%

*	Less than 1%.

**	Each non-employee director must receive at least 50% of the value of all compensation for services as a director in the form of a stock-based director fee award in lieu of receipt of cash. Refer to Page 13 for further description.

(1)	Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)	Calculated on the basis of 41,240,297 shares of Common Stock outstanding as of March 10, 2003, except that shares of Common Stock underlying options exercisable within 60 days of March 10, 2003 are deemed outstanding for purposes of calculating the beneficial ownership of Common Stock of the holders of such options.

(3)	Share ownership is as of December 31, 2002. Based upon a Schedule 13G filed by Wellington Management Company, LLP (“WMC”) with the Securities and Exchange Commission. WMC has shared dispositive power over the shares listed in its capacity as an investment advisor. WMC also has shared voting power with respect to 2,880,000 of such shares.

(4)	Share ownership is as of December 31, 2002. Based upon a Schedule 13G filed by Vanguard/ PRIMECAP Fund Inc. with the Securities and Exchange Commission.

Footnotes continued from previous page

(5)	Includes approximately 70,884 shares of Common Stock owned by the Employee Stock Ownership Plan (“ESOP”) but allocated to Mr. Watts’ account as of March 10, 2003, over which Mr. Watts has voting, but not dispositive power, as of March 10, 2003. These shares are subject to vesting and distribution restrictions.

(6)	Includes 12,401 shares of Common Stock which Mr. Barclay has the right to acquire as of March 10, 2003 as a result of options vested and exercisable on the day of grant under the 1999 Equity Incentive Plan.

(7)	Includes 12,570 shares of Common Stock which Mr. Brooks has the right to acquire as of March 10, 2003 as a result of options vested and exercisable on the day of grant under the 1999 Equity Incentive Plan.

(8)	All 1,495 shares are Common Stock which Ms. Griego has the right to acquire as of March 10, 2003 as a result of options vested and exercisable on the day of grant under the 1999 Equity Incentive Plan.

(9)	Includes 9,932 shares of Common Stock which Mr. Kelly has the right to acquire as of March 10, 2003 as a result of options vested and exercisable on the day of grant under the 1999 Equity Incentive Plan and 1,318 Common Stock units granted under the 1999 Equity Incentive Plan.

(10)	Includes 5,853 shares of Common Stock which Ms. McDonald has the right to acquire as of March 10, 2003 as a result of options vested and exercisable on the day of grant under the 1999 Equity Incentive Plan.

(11)	Includes 5,330 shares of Common Stock which Mr. Miles has the right to acquire as of March 10, 2003 as a result of options vested and exercisable on the day of grant under the 1999 Equity Incentive Plan.

(12)	All 5,735 shares are Common Stock which Mr. Niebla has the right to acquire as of March 10, 2003 as a result of options vested and exercisable on the day of grant under the 1999 Equity Incentive Plan.

(13)	Includes 2,496 shares of Common Stock which Mr. Searle has the right to acquire as of March 10, 2003 as a result of options vested and exercisable on the day of grant under the 1999 Equity Incentive Plan.

(14)	Includes approximately 225,687 shares of Common Stock owned by the Employee Stock Ownership Plan (“ESOP”) but allocated to Mr. Dorey’s account as of March 10, 2003, and 51,859 shares of restricted stock over which Mr. Dorey has voting, but not dispositive power, as of March 10, 2003. These shares are subject to vesting and distribution restrictions.

(15)	Includes approximately 156,871 shares of Common Stock owned by the Employee Stock Ownership Plan (“ESOP”) but allocated to Mr. Boitano’s account as of March 10, 2003, and 82,991 shares of restricted stock over which Mr. Boitano has voting, but not dispositive power, as of March 10, 2003. These shares are subject to vesting and distribution restrictions.

(16)	Includes approximately 128,354 shares of Common Stock owned by the Employee Stock Ownership Plan (“ESOP”) but allocated to Mr. Costanzo’s account as of March 10, 2003, over which Mr. Costanzo has voting, but not dispositive power, as of March 10, 2003. These shares are subject to vesting and distribution restrictions.

(17)	Includes approximately 68,438 shares of Common Stock owned by the Employee Stock Ownership Plan (“ESOP”) but allocated to Mr. Barton’s account as of March 10, 2003, and 26,244 shares of restricted stock over which Mr. Barton has voting, but not dispositive power, as of March 10, 2003. These shares are subject to vesting and distribution restrictions.

      The following table contains information as of December 31, 2002 regarding stock authorized for issuance under Granite’s equity compensation plans.

Equity Compensation Plan Information

			Stock Remaining
			Available
			for Future Issuance
			Under
			Equity Compensation
	Stock to be Issued	Weighted Average	Plans
	Upon Exercise of	Exercise Price of	(Excluding Stock
	Outstanding Options	Outstanding Options	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders	55,812	$9.49	2,485,314

Total	55,812	$9.49	2,485,314

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation of Executive Officers

      The following table sets forth a summary of compensation of our Chief Executive Officer and our four other most highly compensated executive officers as of December 31, 2002:

Summary Compensation Table

				Long Term

	Annual Compensation(1)			Awards

				Restricted Stock	All Other
Name and		Salary	Bonus(2)	Awards(3)	Compensation(4)
Principal Position	Year	($)	($)	($)	($)

David H. Watts	2002	360,000	927,038	—	34,081
Chairman of the Board,	2001	360,000	1,080,000	—	110,917
and Chief Executive Officer	2000	360,000	1,080,000	—	34,411

William G. Dorey	2002	240,000	240,000	365,316	34,831
President and	2001	240,000	240,000	480,011	34,332
Chief Operating Officer	2000	240,000	240,000	423,992	34,411

Mark E. Boitano(5)	2002	200,000	280,000	296,362	35,360
Executive Vice President and	2001	200,000	280,000	319,999	34,332
Manager, Branch Division	2000	200,000	280,000	282,662	34,411

Patrick M. Costanzo	2002	200,000	515,615	—	32,775
Senior Vice President and	2001	200,000	528,373	—	68,157
Manager, Heavy Construction	2000	200,000	600,000	—	34,411
Division

William E. Barton	2002	210,000	168,000	185,815	35,321
Senior Vice President and	2001	210,000	168,000	251,997	34,332
Chief Financial Officer	2000	210,000	168,000	222,587	34,411

(1)	For the year ended December 31, 2002, compensation deferred at the election of the officer under the Key Management Deferred Compensation Plan for Messrs. Watts, Dorey, Boitano, Costanzo and Barton was $935,506; $307,816; $19,023; $543,480 and $19,023, respectively. For the year ended December 31, 2001 such deferred compensation amounted to $1,083,525; $307,955; $18,291; $557,687 and $19,291, respectively, while for the year ended December 31, 2000 such deferred compensation amounted to $1,085,012; $306,346; $20,457; $614,987 and $21,457, respectively. Deferred compensation is included in the salary column for the year earned.

Footnotes continued from previous page

(2)	Amounts include cash bonuses earned in the current year but paid in the following year. Amounts do not include cash bonuses paid in the current year but earned in the previous year.

(3)	The amount of awards for each year is based on the closing price of our common stock on the grant date multiplied by the number of shares awarded for the year. Such awards are earned in the current year but issued as stock in the following year. The aggregate number of restricted shares outstanding at December 31, 2002 for Messrs. Watts, Dorey, Boitano, Costanzo and Barton were: none, 70,454; 82,991; none and 35,938, respectively, with an aggregate market value for those same officers of $0; $1,092,037; $1,286,361; $0 and $557,039, respectively, based on the closing price of $15.50 at December 31, 2002. The number of shares and values for each officer at December 31, 2002 exclude the shares issued in March 2003 for services performed in 2002, which appear in the table as 2002 compensation. Dividends are paid on restricted shares on the same basis as all other outstanding shares.

Restricted stock may include awards based on deferred compensation from 1990, which reflects a one-time event of accelerated income to Granite caused by our 1990 change from the completed contract to the percentage of completion accounting method, on which incentive compensation was deferred and is paid through restricted stock awards not to exceed $50,000 per year. For the year ended December 31, 2002, Mr. Watts’ bonus included $36,139 and Mr. Dorey’s restricted stock awards included $11,383 related to distribution of the deferred compensation. None of the compensation for the years ended December 31, 2001 or 2000 was based on the 1990 deferred compensation. As of December 31, 2002, all the deferred compensation from 1990 had been distributed to the participants.

In 1999, restricted stock agreements were amended to change the vesting for all participants who had attained retirement age as defined by the Plan to conform to the requirements under the Internal Revenue Code Section 83. As a result of these amendments, Messrs. Watts’ and Costanzo’s shares were 100% vested in 2000, and they did not earn restricted stock for the years ended December 31, 2002, 2001 or 2000. The following tables show the total number of shares awarded Messrs. Dorey, Boitano and Barton in grant years 2000, 2001 and 2002 and the vesting schedules for those shares. All shares have been restated to reflect the 3-for-2 stock split effected by a stock dividend paid on April 13, 2001.

     WILLIAM G. DOREY

	Total
	Shares	2001	2002	2003	2004	2005	2006
Grant Date	Awarded	Vesting	Vesting	Vesting	Vesting	Vesting	Vesting

2002	19,934	—	—	3,987	3,987	3,987	7,973
2001	24,880	—	4,976	4,975	4,975	9,954	—
2000	30,088	6,018	6,018	6,018	6,018	6,016	—

Totals	74,902	6,018	10,994	14,980	14,980	19,957	7,973

     MARK E. BOITANO

	Total
	Shares	2001	2002	2003	2004	2005	2006
Grant Date	Awarded	Vesting	Vesting	Vesting	Vesting	Vesting	Vesting

2002	13,289	—	—	—	5,714	2,259	5,316
2001	16,587	—	—	—	9,786	6,801
2000	20,058	—	—	—	16,047	4,011	—

Totals	49,934	—	—	—	31,547	13,071	5,316

     WILLIAM E. BARTON

	Total
	Shares	2001	2002	2003	2004	2005	2006
Grant Date	Awarded	Vesting	Vesting	Vesting	Vesting	Vesting	Vesting

2002	10,465	—	—	2,093	2,093	2,093	4,186
2001	13,062	—	2,613	2,613	2,613	5,223
2000	13,987	2,796	2,796	2,796	2,796	2,794	—

Totals	37,505	2,796	5,409	7,502	7,502	10,110	4,186

Footnotes continued from previous page

(4)	Amounts include above-market earnings on deferred compensation accrued by Messrs. Watts, Dorey, Boitano, Costanzo and Barton for $0, $2,367, $315, $0 and $276, respectively, during the year ended 2002, and $76,585 and $33,825 for Messrs. Watts and Costanzo, respectively, in 2001. No officer accrued above-market earnings in 2000. The remaining amounts represent contributions to the Employee Stock Ownership Plan and to the Profit Sharing and 401(K) Plan that were earned during the current year, a portion of which was allocated in the following year. During 2002, Messrs. Watts, Dorey, Boitano, Costanzo and Barton earned $34,081, $32,464, $35,045, $32,775 and $35,045, respectively, and in 2001, each earned $34,332.

(5)	Beginning with the year ended December 31, 2000, Mr. Boitano participates in a bonus banking system whereby the calculated commission, based on the Branch Division operating results, that is in excess of his allowed annual commission will be banked for future distribution either in a year when the calculated commission falls below his allowed maximum or upon retirement. At December 31, 2002, Mr. Boitano’s bonus bank balance was $118,277. Bonus bank ending balances are limited to 100% of the annual allowable commission, which represents the 70% of Mr. Boitano’s allowed commission that is based on the profitability of the Branch Division (see “Report of the Compensation Commission”).

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

      In April 1990, our subsidiary, Granite Construction Company, entered into employment agreements with William E. Barton, Mark E. Boitano, Patrick M. Costanzo, William G. Dorey, and David H. Watts. Effective February 1, 1997, the employment agreements entered into with Messrs. Barton, Boitano, Costanzo, Dorey, and Watts were formally assigned to, and the obligations thereunder accepted by, Granite Construction Incorporated. These agreements provide that if the individual’s employment with Granite Construction Incorporated is terminated for certain reasons within two and one-half years after a “change in control” of Granite Construction Incorporated, the individual will be entitled to receive payments of up to three times the average gross annual compensation paid to the individual over the five years prior to the “change in control.” A “change in control” is defined as (i) a merger, consolidation or acquisition of Granite Construction Incorporated where the stockholders of Granite Construction Incorporated do not retain a majority interest in the surviving or acquiring corporation; (ii) the transfer of substantially all of our assets to a corporation not controlled by Granite Construction Incorporated or its stockholders; or (iii) the transfer to affiliated persons of more than 30% of the voting stock of Granite Construction Incorporated, leading to a change of a majority of the members of the Board of Directors.

      Also in the event of a “change in control,” options and grants of restricted stock awarded under the 1990 Omnibus Stock and Incentive Plan and the 1999 Equity Incentive Plan are affected. These plans provide that the surviving successor, or acquiring corporation shall either assume outstanding restricted stock awards or substitute new restricted stock awards having an equivalent value. In the event that does not occur, our Board of Directors shall provide that any restricted stock awards otherwise unexercisable and/or unvested shall be immediately exercisable and vested in full. The plans further provide that if such newly exercisable or vested restricted stock awards have not been exercised as of the date of the change in control, they shall terminate effective as of the date of the change in control.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

      Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Mr. Dorey, our President and Chief Operating Officer, is a non-managing member of a limited liability company, or LLC, in which he holds an 11.32% interest. During 2002, our wholly-owned subsidiary, Granite Construction Company, performed certain road and utility construction services under contracts with the LLC, valued at $2,794,225. The work was completed in the fall of 2002, and the LLC has no current ongoing contracts.

COMPENSATION OF DIRECTORS

      Mr. Watts received $250 for each month he served as the Chairman of the Board of Directors for the year ended December 31, 2002. Messrs. Barclay, Brooks, Kelly, Miles, Niebla and Searle, and Ms. Griego and Ms. McDonald currently receive an annual retainer of $25,000, payable quarterly, for serving on the Board. In addition, Messrs. Barclay, Brooks, Kelly, Miles, Niebla and Searle, and Ms. Griego and Ms. McDonald receive $1,000 for each Board of Directors’ meeting they attend in person and $750 for each meeting of a committee of the Board of Directors they attend by telephone. Messrs. Barclay, Brooks, Kelly, Miles, Niebla and Searle, and Ms. Griego and Ms. McDonald also receive $750 for each Board of Directors Committee meeting attended in person and $500 for each committee meeting they attend by telephone, where the Committee meeting is not in conjunction with a regular Board meeting (excluding Executive Committee meetings). For a meeting of a committee of the Board of Directors held in conjunction with a regular Board meeting, Messrs. Barclay, Brooks, Kelly, Miles, Niebla and Searle, and Ms. Griego and Ms. McDonald receive $600 if they attend in person and $500 if they attend by telephone (excluding Executive Committee meetings). The Chairman of each committee of the Board of Directors receives an additional $200 per meeting (excluding Executive Committee meetings).

      During 2002, Mr. Niebla received $3,000 for consulting fees pursuant to an agreement with Granite entered to provide information technology expertise. The agreement was entered into on January 1, 2002, and all fees were paid out and completed prior to September 17, 2002.

      The 1999 Equity Incentive Plan, passed at the 1999 Annual Meeting of Stockholders, provides that each non-employee director must elect, generally prior to the start of the applicable calendar year, to receive director fee awards during such year in the form of either an Option Payment or a Stock Units Payment. Each non-employee director must receive at least 50% of the value of all compensation for services as a director in the form of a stock-based director fee award in lieu of receipt of cash. A non-employee director may elect to receive 100% of director compensation in the form of a director fee award. A non-employee director electing to receive an Option Payment will be granted automatically on the last day of each calendar quarter during the year a nonstatutory stock option for a number of shares of common stock. The amount of shares granted is determined by dividing the Elected Quarterly Compensation by an amount equal to 50% of the average closing price of a share of our common stock on the New York Stock Exchange on the ten trading days preceding the date of grant and having an exercise price per share equal to 50% of such average closing price.

      A non-employee director electing to receive a Stock Units Payment will be granted automatically on the last day of each calendar quarter during the year an award for a number of stock units. The amount of the award is determined by dividing the Elected Quarterly Compensation by an amount equal to the average closing price of a share of our common stock on the New York Stock Exchange on the ten trading days preceding the date of grant. A stock unit is an unfunded bookkeeping entry representing a right to receive one share of our common stock in accordance with the terms and conditions of the Stock Units Award. Non-employee directors are not required to pay any additional cash consideration in connection with the settlement of the Stock Units Award.

PERFORMANCE GRAPH

      Set forth below is a line graph comparing the annual percentage change in the cumulative total return on our common stock with the cumulative total return of the S&P 500 and the Dow Jones Heavy Construction Industry Index (Dycom Industries, EMCOR, Granite Construction Incorporated, Fluor, Insituform Technologies, Jacobs Engineering, Mastec) for the period commencing on December 31, 1997, and ending on December 31, 2002.

      The graph assumes $100 invested on December 31, 1997 in our common stock at $10.223(1) per share, and in the S&P 500 Index, and Dow Jones Construction Industry Index. The Total Return also assumes reinvestment of dividends.

Comparison of 5-Year Cumulative Total Return(2)

among Granite Construction Incorporated, the S&P Index
and the Dow Jones US Heavy Construction Index

	12/97	12/98	12/99	12/00	12/01	12/02

Granite Construction Incorporated	100.00	221.83	123.94	197.99	250.60	163.96
S&P 500	100.00	128.58	155.64	141.46	124.65	97.10
DJ Heavy Construction	100.00	119.57	128.23	150.16	157.72	132.28

(1)	Performance graph closing prices and dividends are adjusted for stock splits and stock dividends.

(2)	$100 invested on December 31, 1997 in stock or index — including reinvestment of dividends. Year ended December 31.

REPORT OF THE COMPENSATION COMMITTEE

      Messrs. Barclay, Brooks, Kelly and Searle served as members of the Compensation Committee during 2002. All Committee members are non-employee directors.

      The Compensation Committee is responsible for formulating our Board and executive compensation policy. The Committee reviews, adopts and administers incentive compensation plans applicable to executive officers and other senior management personnel, with the objective of providing both competitive and appropriate levels of compensation.

      The Committee believes that a substantial portion of the annual compensation of each executive should be directly related to Granite’s performance. In addition, compensation should link the long-term interests of executives and shareholders and should encourage career service by including stock ownership as an integral part of the compensation package.

      The Committee annually evaluates our executive compensation program and compares it to comparable companies in the construction industry, including companies in the Dow Jones Heavy Construction Group, with the assistance of compensation consultants.

      Granite’s compensation package includes salary and annual incentive compensation consisting of bonuses payable in cash or restricted stock. Following a review of officer salaries, the Compensation Committee recommended no changes in officer salaries in 2002, leaving the salary of our Chief Executive Officer, David H. Watts, at $360,000.

      The Committee continued the Return on Net Assets (RONA) based compensation plan in 2002 for corporate officers and middle managers. The Committee believes that using RONA as the key performance factor ties earnings performance to our asset growth and asset utilization, compared with the cost of capital, and that RONA is a superior measure of performance in an asset-heavy business. For the Branch and Heavy Construction Division officers, the Committee assigned performance measures both at the Corporate and Division levels. Thirty percent of their incentive compensation was determined in 2002 by Corporate RONA, while 70% of their incentive compensation was based on the profitability of their respective Divisions.

      The incentive compensation plan is designed so that when bonuses exceed a predetermined cap on total annual cash compensation, the amount in excess of the cap is converted into long-term compensation in the form of restricted stock. Restricted stock limits have also been established by the Committee to fix total compensation limits at appropriate levels. The Committee determined the appropriate participation of officers as well as the performance threshold, cash caps, and restricted stock limits for all officers in 2002. Mr. Watts’ cash limit was set in 2000, and continued in 2002, at $720,000 with a total compensation limit at $1,440,000.

      Due to provisions in Granite’s Incentive Compensation Plan, which fully vests participants at age 62, Mr. Watts elected to receive cash in lieu of common stock as part of his 2002 performance incentive, which will be held in Mr. Watts’ Non-Qualified Deferred Compensation account for five years and will pay a return equal to the stock value. The Compensation Committee endorsed this handling of the stock portion of the incentive plan as it was consistent with IRS regulations and continues to place the amount awarded at risk to changes in shareholder value. The Committee believes Mr. Watts’ compensation for the year ended December 31, 2002 appropriately reflects Granite’s performance and was in the general range of compensation for executives with like responsibilities in comparable companies and industries achieving similar financial results.

      Section 162(m) of the Internal Revenue Code restricts deductibility of executive compensation paid to Granite’s chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under Section 162(m) or related regulations. The Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable.

Joseph J. Barclay	Brian C. Kelly
Richard M. Brooks	George B. Searle

REPORT OF THE AUDIT/ COMPLIANCE COMMITTEE

      The Audit/ Compliance Committee is appointed by the Board of Directors, and its purpose is to assist the Board in (A) its oversight of (1) Granite’s accounting and financial reporting principles and policies and internal controls and procedures, including the internal audit function, (2) the integrity of Granite’s financial statements, (3) the qualifications and independence of Granite’s independent auditor, (4) Granite’s compliance with legal and regulatory requirements, and (5) Granite’s Corporate Compliance Program and Code of Conduct; and (B) selecting, evaluating, setting the compensation of, and, where deemed appropriate, replacing our independent auditor (or nominating an independent auditor to be proposed for stockholder approval in any proxy statement). The Committee consists of four outside directors who have been determined to be independent under the rules of the New York Stock Exchange and the SEC. At least one member is a financial expert as defined by Section 229.401 (Item 401) of Regulation S-K.

      Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Director of Internal Audit has direct access and meets regularly with the Committee to discuss the results of internal audits and the quality of internal controls. The Internal Audit Program is augmented by consulting services provided by a large international independent accounting firm, as required.

      The Committee reviewed with our independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Committee has discussed with the independent auditors the auditors’ independence from Granite and its management, including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

      The Committee discussed with our independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of Granite’s internal controls, and the overall quality of our financial reporting. In addition, the Chairman of the Committee reviewed with management and PricewaterhouseCoopers LLP drafts of our quarterly financial statements prior to the public release of the quarterly earnings. Beginning with the second quarter 2002, in addition to the quarterly review, the Committee met with the Chief Executive Officer and the Chief Financial Officer to discuss the process adopted by Management to enable them to sign the certifications that are required to accompany reports filed with the SEC.

      Granite incurred the following fees for services performed by PricewaterhouseCoopers LLP in 2002 and 2001:

Principal Accountant Fees and Services

      Aggregate fees for professional services rendered for us by PricewaterhouseCoopers LLP as of or for the years ended December 31, 2002 and December 2001, were:

	2002	2001

Audit	$389,000	$410,000
Audit Related	268,200	340,875
Tax	61,000	45,000
All Other	115,290	—

Total	$833,490	$795,875

      The Audit fees for the years ended December 31, 2002 and 2001, respectively, were for professional services rendered for the audits of our consolidated financial statements and audits of subsidiary financial statements.

      The Audit Related fees as of the years ended December 31, 2002 and 2001, respectively, were for assurance and related services pertaining to employee benefit plan audits, due diligence and other procedures related to mergers and acquisitions, and accounting consultations.

      Tax fees as of the years ended December 31, 2002 and 2001, respectively, were for services related to tax compliance, tax advice and tax planning.

      All Other fees as of the year ended December 31, 2002 were for services rendered for support of litigation.

Audit Committee Pre-Approval Policies and Procedures

      Our Audit Committee has not yet adopted/enacted pre-approval policies and procedures for audit and non-audit services. Therefore, the proxy disclosure does not include pre-approval policies and procedures and related information. We are early-adopting components of the proxy fee disclosure requirements; the requirement does not become effective until periodic annual filings for the first year ending after December 15, 2003.

      Based on its review of the non-audit services provided by PricewaterhouseCoopers LLC, the committee believes that PricewaterhouseCoopers LCC’s provision of such non-audit services is compatible with maintaining their independence.

      The Committee also oversees our Ethics and Compliance Program, participates in the annual evaluation of our Compliance Officer and provides a detailed annual report to the Board on the progress of the Program and plans for future activities.

Richard M. Brooks, Chairman	Rebecca A. McDonald
Joseph J. Barclay	George B. Searle

RATIFICATION OF INDEPENDENT ACCOUNTANTS

      The Board of Directors has appointed PricewaterhouseCoopers LLP to serve as independent accountants to audit our financial statements for 2003. Coopers & Lybrand, L.L.P., predecessor to PricewaterhouseCoopers LLP, has acted in such capacity since its appointment for fiscal 1982. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if the representative desires and will be available to respond to appropriate questions. The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders at which a quorum is present and voting either in person or by proxy is required for approval of this proposal. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining a quorum. Neither abstention nor “broker non-votes” will be counted as having been cast affirmatively or negatively on the proposal.

      In the event that ratification by the stockholders of the appointment of PricewaterhouseCoopers LLP as our independent accountants is not obtained, the Board of Directors will reconsider said appointment.

The Board of Directors unanimously recommends a vote “FOR” this proposal.

STOCKHOLDER PROPOSALS TO BE PRESENTED

AT 2004 ANNUAL MEETING

      Under our Bylaws, nominations for election to the Board of Directors and proposals for other business to be transacted by the stockholders at an annual meeting of stockholders may be made by a stockholder only if such stockholder: (i) is entitled to vote at the meeting; (ii) has given the required notice; and (iii) was a stockholder of record at the time of giving the required notice. In addition, business other than a nomination for election to the Board must be a proper matter for stockholder action under the Delaware General Corporation Law.

      The required notice: (i) must be in writing; (ii) must contain information specified in the Bylaws, and (iii) must be delivered to our principal executive offices not less than 120 days prior to the first anniversary of the date the Proxy Statement for the preceding year’s Annual Meeting of Stockholders was released to stockholders. If, however, no meeting was held in the previous year, the date of the Annual Meeting is changed by more than 30 days from the previous year, or in the event of a special meeting, the notice, to be timely, must be delivered by the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made.

      Separate and apart from the required notice described in the preceding paragraphs, the rules promulgated by the SEC under the Securities Exchange Act of 1934 entitle a stockholder to require us to include the stockholder proposal in the proxy materials distributed by Granite. However, those SEC rules do not require us to include in our proxy materials any nomination for election to the Board (or any other office), impose other limitations on the content of a stockholder proposal, nor contain eligibility, timeliness, and other requirements (including the requirement that the proponent must have continuously held at least $2,000 in market value or 1% of our common stock for at least one year before the proposal is submitted by the proponent).

      To be considered as satisfying the timeliness requirements of our Bylaw provisions and the SEC rules in connection with the proxy materials to be distributed with respect to the 2004 Annual Meeting, stockholder proposals must be submitted to our Secretary at the Granite’s principal executive offices not later than December 17, 2003.

INCORPORATION BY REFERENCE

      Certain information required by Item 13(a) of Schedule 14A is incorporated by reference to our 2002 Annual Report to Stockholders mailed on approximately April 18, 2003.

TRANSACTION OF OTHER BUSINESS

      As of the date of this Proxy Statement, the only business that management intends to present or knows that others will present at the meeting has been included within this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy card to vote the proxy card on such matters in accordance with their best judgment.

Michael Futch
Vice President, General Counsel and Secretary

Dated: April 18, 2003

Appendix A

GRANITE CONSTRUCTION INCORPORATED

AUDIT/ COMPLIANCE COMMITTEE CHARTER

as Approved by the Board of Directors on

January 31, 2003

Purpose

      The Audit/ Compliance Committee (“Committee”) is appointed by the Board of Directors and its purpose is to assist the Board in (A) its oversight of (1) the Company’s accounting and financial reporting principles and policies and internal controls and procedures, including the internal audit function, (2) the integrity of the company’s financial statements, (3) the qualifications and independence of the Company’s independent auditor, (4) the Company’s compliance with legal and regulatory requirements, and (5) the Company’s Corporate Compliance Program and Code of Conduct, and (B) selecting, evaluating, setting the compensation of, and, where deemed appropriate, replacing the Company’s independent auditor (or nominating independent auditor to be proposed for stockholder approval in any proxy statement). In addition, the Committee shall prepare the report required by the rules of the Securities and Exchange Commission (S.E.C.) to be included in the Company’s annual proxy statement.

Duties & Responsibilities

      The function of the Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles, policies, internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

      The Committee shall be comprised of at least three directors, each of whom shall satisfy the independence and experience requirements of the New York Stock Exchange and the S.E.C., as such requirements are interpreted by the Board in its business judgment. At least one member of the Committee shall be a financial expert, as defined by Item 401(h) of Regulation S-K (§229.401(h)). Director fees are the only compensation a Committee member shall receive from the Company.

      The Committee shall meet regularly, but not less frequently than quarterly, to discuss with management the annual audited and quarterly unaudited financial statements. The Committee should also meet separately at least quarterly in executive sessions with management, the internal auditor and the independent auditor to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee may form and delegate authority to subcommittees when appropriate.

      In addition, the Committee shall have the sole authority to appoint / replace the independent auditor, subject to stockholder ratification, and shall approve all audit engagement fees and terms and all significant non-audit engagements of the independent auditor. The independent auditor will report directly to the Committee. The Committee may request any officer or employee of the Company, the Company’s outside counsel, independent auditor, investment bankers or financial analysts who follow the Company to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall have the authority to retain legal, accounting or other consultants as it determines necessary to carry out its duties.

      The Committee shall make regular reports to the Board on the business conducted by the Committee.

      For the following areas, the Committee shall:

     Independent Auditor

       1.     Review the annual audited financial statements with management and the independent auditor, including major issues or disagreements regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

       2.     Review with management and the independent auditor the Company’s quarterly or annual financial statements prior to the filing of its Form 10-Q or Form 10-K, including the results of the independent auditor’s reviews of the Company’s quarterly financial statements prior to the release of quarterly and annual earnings.

       3.     Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

a. The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditor or management.

b. The management letter provided by the independent auditor and the Company’s response to that letter.

c. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

d. Any changes recommended in the planned scope of the annual audit and any special audits.

e. Any issues on which the Company’s independent audit team consulted the independent auditor’s national office.

       4.     Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

       5.     Review the experience and qualifications of the senior members of the independent auditor team, including the lead partner.

       6.     Obtain and review a report from the independent auditor at least annually regarding (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

       7.     Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

       8.     Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or even the independent auditing firm itself on a regular basis.

       9.     Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

      10.     Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934, as amended, has not been implicated.

Internal Audit

      11.     Review from time to time with management and/or the internal auditor (whether they are Company employees or independent contractors) the internal audit functions, its charter, and the appointment and replacement of the internal auditor.

      12.     Review the significant reports to management prepared by the internal auditor and management’s responses.

      13.     Discuss with the independent auditor the internal audit responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

      14.     Obtain and review reports from management and the internal auditor that the Company’s subsidiaries are in conformity with applicable legal and reporting requirements, including disclosures of insider and related party transactions.

      15.     Assure that the procedures to promote and protect “whistle blowers” are established and effective, which will provide for confidential, anonymous submissions by employees of the Company of concerns regarding questionable internal controls, accounting or auditing matters.

Granite Management

      16.     Review and discuss with management an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of the accounting principles, any major issues as to the adequacy of the Company’s internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements.

      17.     Discuss with management the company’s earnings releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance, if any, provided to analysts and rating agencies.

      18.     Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

      19.     Review policies from time to time with management and/or recommend to the Board guidelines for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account.

      20.     Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

      21.     Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the company’s Code of Conduct.

      22.     Review with the Company’s outside legal counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

      23.     Ensure that the Code of Conduct addresses conflicts of interest, fair dealing, the protection and proper use of Company assets, compliance with laws and regulations, and the reporting of legal or unethical behavior.

Audit/Compliance Committee

      24.     Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

      25.     Review and reassess the adequacy of the Charter annually and recommend any proposed changes to the Board for approval.

      26.     Evaluate the Committee’s performance annually.

      27.     At the beginning of each fiscal year, share with the full Board the Committee’s planned agenda for the ensuing year.

Audit/Compliance Committee
Meeting Planner
AN = As Necessary	Meeting Dates

		Q1	Q2	Q3	Q4
Financial Management	A
	N	3/19/03	5/19/03	7/24/03	11/20/03

Annual Report on Form 10-K (10-KSB) and proxy statement		X
Assessment of internal control processes		X
Quarterly Reports on Form 10-Q*			X	X	X
New accounting and financial reporting requirements		X	X	X	X
Status of significant accounting estimates and judgments (e.g., reserves) and special issues (e.g., major transactions, accounting changes, etc.)		X	X	X	X
Status of Corporate Compliance activities		X	X	X	X
Other matters (adequacy of staffing, succession planning, etc.)	X
Executive session with Management	X
Independent Auditor
Results of annual audit (including required communications)		X
Report on internal control weaknesses and other recommendations and management response		X
Results of timely quarterly reviews (including required communications)*			X	X	X
Scope of interim reviews, annual audit, staffing and fees					X
Required written communication and discussion of independence, quality control and Company relationships		X
Other matters (adequacy of financial staff, succession planning, etc.)	X
Review significant accounting estimates, judgments and any other special issues as well as any disagreements with management		X	X	X	X
Review qualifications of independent auditor	X
Executive session with independent auditor	X

		Q1	Q2	Q3	Q4
A
	N	3/19/03	5/19/03	7/24/03	11/20/03

Internal Auditor
Scope of internal auditing plan for upcoming year		X
Internal auditing costs (budget/actual)		X
Coordination with independent auditor					X
Defalcations and irregularities	X
Compliance review: Business conduct policy			X
Compliance review: Director and executive officer prerequisites and expenses			X
Summary of significant audit findings and status update relative to annual plan		X	X	X	X
Charter of Internal Auditing	X
Executive session with Director of Internal Auditing	X
Other Members of Management
Legal Matters (General Counsel)	X	X	X	X	X
• Conflict of Interest and ethics policies	X
• Litigation status/regulatory matters	X
Information systems matters (IT Director)	X
Risk management processes and assessment (Risk Management Director)	X
Tax matters (Tax Director)	X
Others	X
Audit/Compliance Committee
Report results of annual independent audit to the Board		X
Recommend to the Board the appointment of independent auditor					X
Review annual proxy statement Committee Report and Charter		X
Evaluate Committee Effectiveness (i.e. self assessment)			X
Reassess the adequacy of the Committee Charter and obtain Board approval			X
Approve Committee meeting planner for the upcoming year and confirm mutual expectations with Management and the auditors					X
Evaluate Internal Auditing’s performance				X

		Q1	Q2	Q3	Q4
A
	N	3/19/03	5/19/03	7/24/03	11/20/03

Evaluate Corporate Compliance Officer’s performance			X
Approve minutes of previous meeting		X	X	X	X
Report significant matters to the Board	X
Executive session of Committee members	X
Orientation of new members and continuing education (e.g., accounting and financial topics)	X
Other matters	X

*	Note that the chair of the Audit/ Compliance Committee may represent the entire Committee in order to facilitate conducting these reviews timely, which will be prior to earnings releases and the filing of the 10Q.

The Committee meeting planner contemplates Committee chairperson leadership (with input from management and the auditors) in:

•	Developing a detailed agenda for each meeting

•	Keeping lines of communication open among the Board, auditors and Committee members

Appendix B

GRANITE CONSTRUCTION INCORPORATED

COMPENSATION COMMITTEE CHARTER

as Approved by the Board of Directors on

March 20, 2003

I.     Statement of Purpose

      The Compensation Committee is a standing committee of the Board of Directors. The purpose of the Committee is to discharge the responsibility of the Board of Directors relating to compensation of the Company’s Directors, executive officers and such other employees as the Committee may determine (together, “management”) and related matters. The Committee shall also prepare a report on executive compensation for inclusion in the Company’s annual proxy statement.

II.     Organization

      A.     Charter. At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board of Directors for approval.

      B.     Members. The members of the Committee shall be appointed by the Board of Directors and shall meet the independence requirements of applicable law and the listing standards of the New York Stock Exchange, the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the requirements of a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. The Committee shall consist of at least three (3) members. Committee members may be removed by the Board of Directors. The Board of Directors shall also designate a Committee Chairperson; other officers of the Committee shall be elected by members of the Committee.

      C.     Meetings. In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings; additional meetings may be scheduled as required.

      D.     Quorum; Action by Committee. A quorum at any Committee meeting shall be at least two members. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held, except as specifically provided herein (or where the Committee consists of only two members, by unanimous vote). Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

      E.     Agenda, Minutes and Reports. The Chairperson of the Committee shall be responsible for establishing the agendas for meetings of the Committee. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board of Directors. The Committee shall make regular reports to the Board of Directors.

III.     Responsibilities

      The following shall be the principal responsibilities of the Committee:

A. Goals and Objectives. The Committee shall review and approve periodically, but no less frequently than annually, the Company’s goals and objectives relevant to compensation of the Chief

Executive Officer, other officers and senior management, including the balance between short-term compensation and long-term incentives. The Committee shall evaluate the performance of the Chief Executive Officer, other officers and senior management in light of those goals and objectives and shall set the compensation level of the Chief Executive Officer, other officers and senior management based on such evaluation.

B. Compensation Levels. The Committee shall establish the compensation level (including base and incentive compensation) and direct and indirect benefits of the Chief Executive Officer, other officers and senior management. In determining incentive compensation, the Committee shall consider, among other factors it deems appropriate from time to time, the Company’s performance and relative stockholder return (or other criteria) during such periods as the Committee may deem appropriate, the value of similar incentive awards to persons holding comparable positions at comparable companies and the awards given to management in prior years. The Chairperson of the Committee shall be responsible for communicating to the Chief Executive Officer the evaluation of the performance of the Chief Executive Officer conducted by the outside Directors of the Company and the level of compensation approved for the Chief Executive Officer.

C. Post-Service Arrangements. The Committee shall evaluate the post-service arrangements and benefits of the Chief Executive Officer and other management and their reasonableness in light of practices at comparable companies and any benefits received by the Company in connection with such arrangements.

D. Incentive Compensation Plans. The Committee shall make recommendations to the Board of Directors with respect to the establishment and terms of incentive compensation plans, qualified and non-qualified plans, and equity-based plans and shall monitor such plans, including determining any awards to be granted to management under any such plan implemented by the Company.

E. Appointment and Monitoring of Named Fiduciaries. With respect to any funded employee benefit plan covering employees of the Company subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, the Committee shall have the authority to appoint and terminate the named fiduciary or named fiduciaries of such plan and shall monitor their performance, unless such fiduciaries are specified in the constituent plan documents.

F. Evaluation of Compensation Program. The Committee shall review on a periodic basis the operation of the Company’s compensation program to evaluate its coordination and execution and shall recommend to the Board of Directors steps to modify compensation programs that provide benefits or payments that are not reasonably related or are disproportionate to the benefits received by the Company.

G. Perquisite Policies. The Committee shall establish and review periodically policies with respect to management perquisites.

H. Director Compensation and Perquisites. The Committee shall advise the Board of Directors with respect to proposed changes in Board or Committee compensation, as well as Director retirement policies and programs and perquisites, but not less frequently than biannually. In considering Director compensation and perquisites, the Committee may take into consideration the relative responsibilities of Directors in serving on the Board and its various Committees. The Committee may request that management report to the Committee periodically on the status of the Board’s compensation and perquisites in relation to other similarly situated companies. Directors who are Company employees shall not be compensated for their services as Directors. The Committee shall review annually any stock ownership guidelines applicable to Directors and shall recommend to the Board of Directors revisions to any such guidelines as appropriate.

I. Committee Performance Evaluation. The Committee shall evaluate its performance on an annual basis and develop criteria for such evaluation.

J. Access to Records, Consultants and Others. The Committee shall have the ultimate authority and responsibility to engage and terminate any outside consultant to assist in determining appropriate compensation levels for the Chief Executive Officer, other officers and senior management and to approve the terms of any such engagement and the fees of any such consultant. In discharging its responsibilities, the Committee shall have full access to any relevant records of the Company and may also request that any officer or other employee of the Company, including the Company’s senior compensation or human resources executives, the Company’s outside counsel or any other person meet with any members of, or consultants to, the Committee.

K. Annual Compensation Committee Report. The Committee shall produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement, all in accordance with applicable rules and regulations.

L. Delegation. The Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee.

M. Other Duties. The Committee shall also carry out such other duties that may be delegated to it by the Board of Directors from time to time.

Appendix C

GRANITE CONSTRUCTION INCORPORATED

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

as Approved by the Board of Directors on

January 31, 2003

I.     Statement of Purpose

      The Nominating and Corporate Governance Committee is a standing committee of the Board of Directors. The purpose of the Committee is to identify individuals qualified to become members of the Board, to recommend Director nominees for each annual meeting of stockholders and nominees for election to fill any vacancies on the Board of Directors and to address related matters. The Committee shall also develop and recommend to the Board of Directors corporate governance principles applicable to the Company and be responsible for leading an annual review of the Board’s performance.

II.     Organization

      A.     Charter. At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board of Directors for approval.

      B.     Members. The members of the Committee shall be appointed by the Board of Directors and shall meet the independence requirements of applicable law and the listing standards of the New York Stock Exchange. The Committee shall consist of at least three members. Committee members may be removed by the Board of Directors. The Board of Directors shall also designate a Committee Chairperson; other officers of the Committee, if any, shall be elected by members of the Committee.

      C.     Meetings. In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings; additional meetings may be scheduled as required.

      D.     Quorum; Action by Committee. A quorum at any Committee meeting shall be at least two members. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held, except as specifically provided herein (or where only two members are present, by unanimous vote). Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

      E.     Agenda, Minutes and Reports. The Chairperson of the Committee shall be responsible for establishing the agendas for meetings of the Committee. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board of Directors. The Committee shall make regular reports to the Board of Directors.

      F.     Performance Evaluation. The Committee shall evaluate its performance on an annual basis and develop criteria for such evaluation.

III.     Responsibilities

      The following shall be the principal responsibilities of the Committee:

A. Director Selection Criteria. The Committee shall establish criteria for selecting new Directors, which shall reflect at a minimum any requirements of applicable law or listing standards, as well as a candidate’s strength of character, judgment, business experience, specific areas of expertise, factors relating to the composition of the Board (including its size and structure) and principles of diversity.

C-1

B. Director Recruitment. The Committee shall consider (in consultation with the Chairman of the Board and the Chief Executive Officer) and recruit candidates to fill positions on the Board of Directors, including as a result of the removal, resignation or retirement of any Director, an increase in the size of the Board of Directors or otherwise. The Committee shall also review any candidate recommended by the stockholders of the Company in light of the Committee’s criteria for selection of new Directors. As part of this responsibility, the Committee shall be responsible for conducting, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the Board of Directors and such candidate’s compliance with the independence and other qualification requirements established by the Committee.

C. Recommendation to Board. In connection with its annual recommendation of a slate of nominees, the Committee shall select or recommend that the Board select the Director nominees for the next annual meeting of stockholders.

D. Director Removal Guidelines. Subject to the Certificate of Incorporation and the Bylaws, the Committee shall establish and recommend to the Board of Directors guidelines for the removal of members of the Board of Directors.

E. Consideration of Term Limits. The Committee shall review the desirability of term and age limits for Directors and recommend to the Board of Directors policies in this regard from time to time.

F. Governance Guidelines. The Committee shall recommend to the Board of Directors corporate governance guidelines addressing, among other matters, the size, composition and responsibilities of the Board of Directors and its Committees, including its oversight of management and consultations with management. The corporate governance guidelines shall be reviewed not less frequently than annually by the Committee, and the Committee shall make recommendations to the Board of Directors with respect to changes to the guidelines.

G. Advice as to Committee Membership and Operations. The Committee shall (in consultation with the General Counsel) advise the Board of Directors with respect to the charters, structure and operations of the various Committees of the Board of Directors and qualifications for membership thereon, including policies for removal of members and rotation of members among other Committees of the Board of Directors. The Committee shall also make recommendations to the Board of Directors regarding which Directors should serve on the various Committees of the Board.

H. Evaluation of Board and Senior Management. The Committee shall oversee the evaluation of the Board of Directors and senior executive officers of the Company. In discharging this responsibility, the Committee shall elicit comments from all Directors and report annually to the Board on the results of the evaluation.

I. Succession Planning. The Committee shall review periodically with the Chairman of the Board and the Chief Executive Officer the succession plans relating to positions held by senior executive officers of the Company and, in consultation with the Chief Executive Officer, make recommendations to the Board of Directors with respect to the selection of individuals to occupy these positions.

J. Access to Records, Consultants and Others. In discharging its responsibilities, the Committee shall have full access to any relevant records of the Company and may retain outside consultants to advise the Committee. The Committee shall have the ultimate authority and responsibility to engage or terminate any outside consultant with respect to the identification of Director candidates and the nomination of members to the Board of Directors and to approve the terms of any such engagement and the fees of any such consultant. The Committee may also request that any officer or other employee of the Company, the Company’s outside counsel or any other person meet with any members of, or consultants to, the Committee.

K. Delegation. The Committee may delegate any of its responsibilities to a subcommittee consisting of members of the Committee.

L. Other Delegated Responsibilities. The Committee shall also carry out such other duties that may be delegated to it by the Board of Directors from time to time.

C-2

Appendix D

GRANITE CONSTRUCTION INCORPORATED

BOARD OF DIRECTORS CORPORATE GOVERNANCE
GUIDELINES AND POLICIES

as Approved by the Board of Directors on

March 20, 2003

I.     Responsibilities of the Board of Directors

      The Board of Directors, which is elected by the shareholders, is the ultimate decision-making body of the Company, except with respect to matters reserved to the shareholders. The Board of Directors selects the Chief Executive Officer and certain other members of the executive management of the Company, who are charged with directing the Company’s business. The primary function of the Board of Directors is therefore oversight — defining and enforcing standards of accountability that enable executive management to execute their responsibilities fully and in the interests of shareholders. Consistent with that function, the following are the primary responsibilities of the Board:

•	Evaluating the performance of the Company and its executive management, which includes (i) overseeing the conduct of the Company’s business to evaluate whether it is being effectively managed, including through regular meetings of the outside Directors without the presence of management; and (ii) selecting, regularly evaluating and planning for the succession of the Chief Executive Officer and such other members of executive management as the Board deems appropriate, including fixing the compensation of such individuals;

•	Reviewing the Company’s strategic plans and objectives, including the principal risk exposures of the Company;

•	Providing advice and counsel to the Chief Executive Officer and other executive management of the Company;

•	Assisting management in the oversight of compliance by the Company with applicable laws and regulations, including in connection with the public reporting obligations of the Company;

•	Overseeing management with a goal of ensuring that the assets of the Company are safeguarded through the maintenance of appropriate accounting, financial and other controls;

•	Appointing the members of and overseeing any required or appropriate Committees of the Board established for purposes of the execution of any delegated responsibilities of the Board of Directors;

•	Establishing the form and amount of compensation for Directors, taking into account their responsibilities as such and as members of any Committee of the Board; and

•	Evaluating the overall effectiveness of the Board of Directors, as well as selecting and recommending to shareholders for election an appropriate slate of candidates for the Board of Directors.

      In discharging their responsibilities, Directors must exercise their business judgment to act in a manner that they believe in good faith is in the best interests of the Company and its shareholders. Directors are expected to attend all or substantially all Board meetings and meetings of the Committees of the Board on which they serve. Directors are also expected to spend the necessary time to discharge their responsibilities appropriately and to ensure that other existing or future commitments do not materially interfere with their responsibilities as members of the Board.

      Directors shall be entitled to require that the Company purchase reasonable liability insurance on their behalf and to accord them the benefits of indemnification and exculpation to the fullest extent permitted by applicable law and the Company’s Certificate of Incorporation and By-Laws.

II.     Structure and Operation of the Board of Directors

     A.     Size and Composition

      The Company’s Board Policies provide that the Board of Directors shall consist of not less than five (5) nor more than twelve (12) members, as established by resolution of the Board of Directors. On an annual basis, the Nominating and Corporate Governance Committee shall consider the size and composition of the Board and report to the full Board the results of its review and any recommendations for change.

      There shall always be at least a majority of Directors that meet the independence requirements of applicable law and listing standards.

      The Board of Directors is responsible for selecting candidates for Board membership and for extending invitations to join the Board of Directors through the Nominating and Corporate Governance Committee. Candidates are selected for their character, judgment, business experience and specific areas of expertise, among other relevant considerations, such as the requirements of applicable law and listing standards. The Board of Directors recognizes the importance of soliciting new candidates for membership on the Board of Directors and that the needs of the Board of Directors, in terms of the relative experience and other qualifications of candidates, may change over time. Any Director is free to recommend a candidate for nomination to the Board of Directors. Consistent with its charter, the Nominating and Corporate Governance Committee is responsible for screening candidates (in consultation with the Chairman of the Board and the Chief Executive Officer), for establishing criteria for nominees and for recommending to the Board a slate of nominees for election to the Board of Directors at the Annual Meeting of Shareholders. Final approval of any candidate shall be determined by the full Board of Directors.

      Effective directors of public companies often serve on the boards of two or more companies and/or non-profit organizations. In its consideration of the qualifications of each new nominee for the Board of Directors, the Nominating and Corporate Governance Committee will consider the benefits and demands of that nominee’s existing board affiliations.

      To assure continuous Board development, no Director will stand for re-nomination and no proposed candidate will be nominated if the nominee’s 72nd birthday occurs prior to May 15th in the year of re-nomination or nomination. The mandatory retirement age shall be age 75. In addition, it is the sense of the Board of Directors that any Director whose principal occupation or business association has changed substantially from the time he or she was elected to the Board of Directors should volunteer to resign from the Board. While it is not the sense of the Board of Directors that such Director should in all cases resign, the Board believes that it would be desirable in such circumstances to consider, through the Nominating and Corporate Governance Committee, the appropriateness of such Director’s continued service.

      Consistent with its charter, the Nominating and Corporate Governance Committee shall recommend to the Board and oversee a process of regular evaluation of the performance of the Board of Directors as a whole. In developing its evaluation criteria, the Nominating and Corporate Governance Committee may choose to benchmark the practices of other boards of directors; circulate surveys, questionnaires and evaluation forms to Directors; and use such other methods as it may deem helpful and appropriate in order to assess the effectiveness of the Board’s existing composition and structure. At the conclusion of this process, the Chairman of the Nominating and Corporate Governance Committee shall report the Committee’s conclusions to the Board of Directors and may make recommendations to the Chairman of the Board regarding changes that the Committee deems appropriate for consideration by the full Board of Directors.

     B.     Offices of Chairman of the Board and Chief Executive Officer

      The offices of Chairman of the Board and Chief Executive Officer have been at times combined and at times separated. The Board has exercised discretion in combining or separating the positions as it has deemed appropriate in light of prevailing circumstances. The Board of Directors believes that the combination or separation of these offices should continue to be considered as part of the succession planning process. The Board further believes that it is in the best interests of the Company for the Board to make a determination as to the combination or separation of the offices of Chairman of the Board and Chief Executive Officer when it elects a new Chief Executive Officer.

      The person holding the office of Chief Executive Officer shall retire from the Board of Directors at the same time that his or her service in such capacity ends, unless that person also holds or is then elected to the office of Chairman of the Board, in which event that person shall retire from the Board at the time that his or her service as Chairman ends unless asked by the Board to continue his or her service.

      The Nominating and Corporate Governance Committee shall report periodically to the Board of Directors regarding succession planning with respect to the office of the Chief Executive Officer and other members of executive management as may be determined by the Board of Directors.

     C.     Board Meetings

•	Frequency and Conduct of Meetings

      The Board of Directors shall meet at least six times a year, generally at two-month intervals. Additional meetings may be scheduled as necessary or appropriate in light of circumstances. The Chairman of the Board shall, in consultation with the Chief Executive Officer, the General Counsel, and the Chairs of the Board’s standing committees, prepare an annual schedule of meetings for the Board of Directors. To the extent practicable, the schedule shall reflect agenda subjects that are generally of a recurring nature and are expected to be discussed during the year in question. Certain matters shall be addressed by the Board of Directors at least annually. These matters shall include a review of the Company’s (i) strategic plan and the principal current and future risk exposures of the Company; (ii) strategic objectives; (iii) business and financial performance for the prior year, including a review of the achievement of strategic objectives; and (iv) the Company’s compliance with applicable law and listing standards including a review of the operation and effectiveness of the Company’s Corporate Compliance Program and the Corporate Compliance Officer. The proposed annual schedule of meetings of the Board and its standing Committees shall be presented to the Board of Directors for approval.

      The Chairman of the Board shall chair all meetings of the Board of Directors. The Secretary, the Chief Financial Officer and the General Counsel shall also attend all meetings of the Board, subject to the Board’s discretion to excuse one or more of these officers from all or portions of any meeting.

      Outside Directors shall meet in executive session with the Chief Executive Officer at least once each year to discuss matters relating to management succession (including the Chief Executive Officer’s recommendation as to a successor should he or she be unexpectedly disabled) and management development and to evaluate members of executive management. In addition, outside Directors shall meet in executive session without the Chief Executive Officer at each regularly scheduled meeting of the Board of Directors. At one of these sessions, the agenda for the meeting shall include an evaluation of the performance of the Chief Executive Officer and the approval of his or her compensation (which evaluation shall be communicated to the Chief Executive Officer by the Chairman of the Compensation Committee). Upon reasonable notice to the other outside Directors, any outside Director may call for an executive session, with or without the presence of the Chairman, if the Chairman is also the Chief Executive Officer, or any member of executive management, if he or she deems it necessary or appropriate. The Nominating and Corporate Governance Committee will assure that the Board’s executive sessions are held in accordance with this provision.

•	Agenda

      The Chairman of the Board and the Chief Executive Officer (if not the same as the Chairman) shall establish an agenda for each meeting of the Board of Directors, which may include matters additional to those contemplated by the annual schedule of meetings of the Board of Directors. Directors may suggest the addition of any matter to a meeting agenda. Each Director may also raise at any meeting or executive session any subject that is not on the agenda for that meeting or executive session.

      It is the sense of the Board of Directors that it is beneficial to have at least one (1) meeting at one of the Company’s operations locations and meetings may be so held from time to time.

•	Information to be Distributed Prior to Meetings

      Insofar as practicable, information to inform the Directors about the Company’s business, performance and prospects and regarding recommendations for action by the Board shall be made available to the Board a reasonable period of time before meetings. Information should be relevant, concise and timely. Requests for action by the Board of Directors should include the recommendation of management and be accompanied by any historical or analytical data that may be necessary or useful to the Directors in making a determination as to the advisability of the matter.

•	Presentations

      Materials regarding presentations on specific subjects shall generally be sent to the Board members in advance so that the Board’s meeting time may be conserved and discussion time focused on questions that Directors may have. Where time or circumstances prohibit advance delivery of materials, the Chairman of the Board or his designee shall provide advance notice of the subject matter and the principal issues involved through an oral communication in advance of the meeting, followed by a complete presentation and discussion of the matter at the meeting.

•	Minutes

      The Secretary of the Company shall record minutes of all meetings of the Board of Directors and shareholders. In the absence or incapacity of the Secretary, the Chairman may designate an Assistant Secretary, a Director, the General Counsel or outside counsel for the Company to record the minutes of meetings of the Board of Directors or shareholders.

      With respect to any matter, a Director voting against a proposal may ask to have his or her dissent recorded in the minutes of the meeting, and the Secretary shall do so.

     D.     Access to Management, Management Information and Counsel

      Directors shall have free access to management and management information. Management shall be responsive to requests for information from Board members. The Board encourages the Chairman of the Board to invite members of management to make presentations at Board meetings in order to provide particular insights into aspects of the Company’s business or to provide individuals with exposure to the Board of Directors for purposes of management development. Directors may suggest possible guests to the Chairman.

      The Board of Directors and the Committees thereof shall be entitled, at the expense of the Company, to engage such independent legal, financial or other advisors as they deem appropriate, without consulting or obtaining the approval of any officer of the Company, with respect to any matters subject to their respective authority.

     E.     Board Interaction with Institutional Investors, the Press and other Constituencies

      The Board believes that management speaks for the Company. Directors may, from time to time, be contacted by institutional investors, other shareholders, sellers of businesses or merger partners, governmental or community officials, analysts or the press to comment on or discuss the business of the Company. Directors are expected to refrain from communicating with any of the foregoing without prior consultation with the Chief Executive Officer or the Chief Financial Officer. Any proposed contact by a Director in response to any inquiry by any governmental official shall also be notified in advance to the General Counsel of the Company.

      Directors may also, from time to time, discuss the Company’s business with customers, suppliers and others. While Directors are free to engage in these discussions, they should advise appropriate members of executive management.

      In no event shall any Director disclose any material non-public information concerning the Company. Among other considerations, such disclosures may violate applicable law. Questions about such information should be directed to the General Counsel. In the event that a Director inadvertently discloses information that may be material and non-public, he or she should immediately so advise the General Counsel.

     F.     Committees of the Board

•	Committee Structure

      There are currently five (5) standing Committees of the Board of Directors: Audit/ Compliance, Compensation, Nominating and Corporate Governance, Executive and Strategic Planning Committees. From time to time, the Board may designate ad hoc Committees in conformity with the Company’s By-Laws. Each standing Committee shall have the authority and responsibilities delineated in the Company’s By-Laws, the resolutions creating them and any applicable charter. The Board of Directors shall have the authority to disband any ad hoc or standing Committee when it deems it appropriate to do so, provided that the Company shall at all times have Audit/ Compliance, Compensation and Nominating and Corporate Governance Committees and such other Committees as may be required by applicable law or listing standards.

      Committees and their Chairpersons shall be appointed by the Board of Directors annually at the Annual Meeting of the Board of Directors, on recommendation of the Nominating and Corporate Governance Committee in consultation with the Chairman of the Board. It is the Board’s policy that, with the exception of the Executive and Strategic Planning Committees, only outside Directors shall serve on the standing Committees. The members of the Audit/ Compliance, Compensation and Nominating and Corporate Governance Committees shall also at all times meet the independence and other requirements of applicable law and listing requirements. In appointing Committee members, the Board shall consider rotating membership from time to time in accordance with any policies established or recommended in that regard by the Nominating and Corporate Governance Committee.

      Each standing Committee shall have a written charter, which shall be approved by the full Board of Directors and state the purpose of such Committee. Committee charters shall be reviewed not less frequently than annually to reflect the activities of each of the respective Committees, changes in applicable law or regulation and other relevant considerations, and proposed revisions to such charters shall be approved by the full Board of Directors.

•	Committee Meetings

      The Chairpersons of the various Committees, in consultation with their Committee members, shall determine the frequency and length of Committee meetings. The Chairperson of each Committee, in consultation with appropriate Company officers, will establish the agenda for each Committee meeting. Committee members and other Directors may suggest the addition of any matter to the agenda for any Committee meeting upon reasonable notice to the Committee Chairperson.

      To the extent practicable, information regarding matters to be considered at Committee meetings shall be distributed to Committee members a reasonable period of time before such meetings. Each Committee Chairperson shall designate an individual of his or her choice to act as Secretary at, and to record the minutes of, Committee meetings. The Chairperson of each Committee shall report on the activities of the Committee to the Board of Directors following Committee meetings, and minutes of Committee meetings shall be distributed to all Directors for their information.

     G.     Compensation of the Board of Directors

      The Compensation Committee is charged with the responsibility of reviewing the compensation of the Board of Directors and recommending changes thereto to the full Board of Directors from time to time. In this regard, the Committee may request that management report to the Committee periodically on the status of the Board’s compensation in relation to other similarly situated companies. Directors who are Company employees shall not be compensated for their services as Directors.

      The form and amount of Director compensation and perquisites shall be determined by the Compensation Committee in accordance with the principles contained in its charter or any related policies, and such Committee shall review the form and amount of such compensation periodically as provided in its charter. The Board of Directors continues to believe that an alignment of Director interests with those of shareholders is important. The Compensation Committee is responsible for ensuring that Directors’ fees and perquisites do not exceed appropriate levels for companies of comparable scope and size. The Board has charged the Compensation Committee with recommending appropriate guidelines as to stock ownership by Directors.

     H.     Director Orientation and Education

      New Directors shall participate in an orientation program, which shall generally be conducted within two months of the date on which new Directors take office. The agenda for the orientation program shall be determined by the Chairman of the Board, in consultation with the Chief Executive Officer, the Chief Financial Officer and the General Counsel, who may consult as appropriate with the Chairpersons of the standing Committees of the Board of Directors. The orientation program shall address the Company’s strategic plans, significant risk exposures, compliance programs (including its Code of Business Conduct and Ethics) and may include presentations by the Company’s executive management, internal auditors and independent auditors, as well as one or more visits to the Company’s headquarters or other operating sites or facilities. All other Directors shall also be invited to attend each orientation program. The Board of Directors shall encourage Directors to participate in continuing education programs, and the Company shall pay the reasonable expenses of attendance by a Director at appropriate programs each year.

     III.     Revisions to these Governance Guidelines

      Each year, the Nominating and Corporate Governance Committee shall reevaluate these Governance Guidelines and recommend to the Board of Directors such revisions as it deems necessary or appropriate for the Board to discharge its responsibilities more effectively.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	PROXY GRANITE CONSTRUCTION INCORPORATED

ALLOCATED SHARES VOTING DIRECTIVE CARD
FOR ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby directs BNY Western Trust Company as Trustee of the GRANITE CONSTRUCTION Employee Stock Ownership Plan to vote all of the allocated shares of stock of GRANITE CONSTRUCTION INCORPORATED (the “Company”) beneficially held for the undersigned by the Plan at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California on May 19, 2003, at 10:30 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of the Company dated April 18, 2003, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company’s 2002 Annual Report.

FOR all
	nominees	WITHHOLD
	listed below	AUTHORITY
A vote FOR the following	(except as	to vote for all
proposal is recommended by	marked to the	nominees listed
the Board of Directors:	contrary)	below

1.	ELECTION OF DIRECTORS,
To elect Richard M. Brooks, Linda Griego, Raymond E. Miles and David H. Kelsey as directors to hold office for a three-year term and until their respective successors are elected and have qualified.	☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below.)

Nominees: Richard M. Brooks, Linda Griego, Raymond E. Miles, David H. Kelsey

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	With discretionary authority, upon such other matters as may properly come before the meeting. The persons making this solicitation know at this time of no other matters to be presented at the meeting.

Please date and sign your name exactly as it appears on the stock certificate representing your shares.	Date

Stockholder sign above	Co-holder (if any) sign above

The shares represented hereby shall be voted as specified. If no specification is made, such shares will be voted in favor of proposals 1 and 2.

IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you attend the meeting, you may vote in person should you wish to do so even though you have already sent in your Proxy.

— Detach above card, sign, date and mail in postage paid envelope provided. —

GRANITE CONSTRUCTION INCORPORATED

IMPORTANT: PLEASE SIGN, DATE AND MAIL PROMPTLY THE ALLOCATED SHARES VOTING DIRECTIVE CARD IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you fail to return your voting directive card to the Trustee by May 15, 2003, you will be deemed to have authorized the Plan’s Committee to direct the Trustee how to vote these shares. As a participant in the Granite Construction Employee Stock Ownership Plan (the “Plan”), you are entitled to vote your allocated portion of the shares of the common stock held in the Plan. Your voting direction submitted to the BNY Western Trust Company, Trustee of the Plan, will be confidential.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

Registrar and Transfer

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	PROXY GRANITE CONSTRUCTION INCORPORATED

UNALLOCATED SHARES VOTING DIRECTIVE CARD
FOR ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby directs BNY Western Trust Company as Trustee of the GRANITE CONSTRUCTION Employee Stock Ownership Plan to vote the undersigned participant’s pro rata portion of the unallocated shares of stock of GRANITE CONSTRUCTION INCORPORATED (the “Company”) beneficially held for the undersigned by the Plan at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California on May 19, 2003, at 10:30 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of the Company dated April 18, 2003, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company’s 2002 Annual Report.

FOR all
	nominees	WITHHOLD
	listed below	AUTHORITY
	(except as	to vote for all
	marked to the	nominees listed
	contrary)	below

1.	ELECTION OF DIRECTORS
To elect Richard M. Brooks, Linda Griego, Raymond E. Miles and David H. Kelsey as directors to hold office for a three-year term and until their respective successors are elected and have qualified.	☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below.)

Nominees: Richard M. Brooks, Linda Griego, Raymond E. Miles, David H. Kelsey

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	With discretionary authority, upon such other matters as may properly come before the meeting. The persons making this solicitation know at this time of no other matters to be presented at the meeting.

Please date and sign your name exactly as it appears on the stock certificate representing your shares.	Date

Stockholder sign above	Co-holder (if any) sign above

The shares represented hereby shall be voted as specified. If no specification is made, such shares will be voted in favor of proposals 1 and 2.

IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you attend the meeting, you may vote in person should you wish to do so even though you have already sent in your Proxy.

— Detach above card, sign, date and mail in postage paid envelope provided. —

GRANITE CONSTRUCTION INCORPORATED

IMPORTANT: PLEASE SIGN, DATE AND MAIL PROMPTLY THE ALLOCATED SHARES VOTING DIRECTIVE CARD IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you fail to return your voting directive card to the Trustee by May 15, 2003, you will be deemed to have authorized the Plan’s Committee to direct the Trustee how to vote these shares. As a participant in the Granite Construction Employee Stock Ownership Plan (the “Plan”), you are entitled to vote your allocated portion of the shares of the common stock held in the Plan. Your voting direction submitted to the BNY Western Trust Company, Trustee of the Plan, will be confidential.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE
REVOKED PRIOR TO ITS EXERCISE.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

Registrar and Transfer

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	PROXY GRANITE CONSTRUCTION INCORPORATED

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints David H. Watts and William E. Barton and each of them with full power of substitution to represent and to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California on May 19, 2003, at 10:30 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of the Company dated April 18, 2003, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company’s 2002 Annual Report.

FOR all
	nominees	WITHHOLD
	listed below	AUTHORITY
	(except as	to vote for all
	marked to the	nominees listed
	contrary)	below

1.	ELECTION OF DIRECTORS
To elect Richard M. Brooks, Linda Griego, Raymond E. Miles and David H. Kelsey as directors to hold office for a three-year term and until their respective successors are elected and have qualified.	☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below.

Nominees: Richard M. Brooks, Linda Griego, Raymond E. Miles, David H. Kelsey

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	With discretionary authority, upon such other matters as may properly come before the meeting. The persons making this solicitation know at this time of no other matters to be presented at the meeting.

Please date and sign your name exactly as it appears on the stock certificate representing your shares.	Date

Stockholder sign above	Co-holder (if any) sign above

The shares represented hereby shall be voted as specified. If no specification is made, such shares will be voted in favor of proposals 1 and 2.

IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you attend the meeting, you may vote in person should you wish to do so even though you have already sent in your Proxy.

— Detach above card, sign, date and mail in postage paid envelope provided. —

GRANITE CONSTRUCTION INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE
REVOKED PRIOR TO ITS EXERCISE.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

Registrar and Transfer

IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED SHARES VOTING DIRECTIVE CARD IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you fail to return your voting directive card to the Trustee by May 15, 2003, you will be deemed to have authorized the Plan’s Committee to direct the Trustee how to vote these shares. As a participant in the Granite Construction Retirement Savings Plan (“the Plan”), you are entitled to vote your shares of the Common Stock held in the Plan. Your voting direction submitted to Putnam Fiduciary Trust Company, Trustee of the Plan, will be confidential.

Please fill in box(es) as shown using black or blue ink or number 2 pencil. ☒ PLEASE DO NOT USE FINE POINT PENS.

A vote FOR the following proposals is recommended by the Board of Directors:	FOR all nominees listed at left (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed at left ☐

1.	ELECTION OF DIRECTORS
To elect Richard M. Brooks, Linda Griego, Raymond E. Miles and David H. Kelsey as directors to hold office for a three-year term and until their respective successors are elected and have qualified.
Nominees: Richard M. Brooks, Linda Griego, Raymond E. Miles, David H. Kelsey

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name on the space provided above.)

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	With discretionary authority, upon such other matters as may properly come before the meeting. The persons making this solicitation know at this time of no other matters to be presented at the meeting.

PLEASE SIGN ON REVERSE SIDE

PROXY TABULATOR
P.O. BOX 9132
HINGHAM, MA 02043-9132

GRANITE CONSTRUCTION INCORPORATED
Shares Voting Directive Card for Annual Meeting of Stockholders

The undersigned hereby directs Putnam Fiduciary Trust Company, as Trustee of the Granite Construction Retirement Savings Plan to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED (the “Company”) beneficially held for me by the Plan at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California on May 19, 2003, at 10:30 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side of this card and as more particularly described in the Proxy Statement of the Company dated April 18, 2003, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company’s 2002 Annual Report to Stockholders.

Dated:	, 2003

The shares represented hereby shall be voted as specified. IF NO SPECIFICATION IS MADE, I AUTHORIZE THE PLAN’S COMMITTEE TO DIRECT THE TRUSTEE HOW TO VOTE THESE SHARES.

Signature of Stockholder*	(Sign in the Box)

*(Please sign your name exactly as it appears on the stock certificate representing your shares.)